SHAREHOLDER PROXY RESULTS (unaudited)

At the Special Meeting of Shareholders held on March 12, 2009, a summary report of shares voted by proposal is as follows:

Approve a proposed plan of reorganization pursuant to which MTB
Large Cap Value Fund ("MTB Large Cap Value Fund"), would acquire all of the assets of ("MTB Equity Income Fund"), in exchange solely for shares of each class of Large Cap Value Fund, to be distributed pro rata by Equity Income Fund to the shareholders, in complete termination and liquidation of Equity Income Fund.
											Shares Voted
For 	   		3,299,178
Against 		2,353
Abstain 		3,666
Broker Non-Votes        603,798

Approve a proposed plan of reorganization pursuant to which MTB Large Cap Growth Fund ("MTB Large Cap Growth Fund"), would acquire all of the assets of ("MTB Large Cap Stock Fund") in exchange solely for shares of each class of Large Cap Growth Fund, to be distributed pro rata by Large Cap Stock Fund to shareholders, in complete termination and liquidation of Large Cap Stock Fund.

			Shares Voted
For 	                10,901,562
Against 	        30,930
Abstain 	        36,271
Broker Non-Votes        6,627,247

Approve a proposed plan of reorganization pursuant to which MTB Mid Cap Growth Fund ("MTB Mid Cap Growth Fund") would acquire all of the assets of ("MTB Mid Cap Stock Fund"), in exchange solely for shares of each class of Mid Cap Growth Fund, to be distributed pro rata by Mid Cap Stock Fund to the shareholders, in complete termination and liquidation of Mid Cap Stock Fund.

			Shares Voted
For 	  		5,265,378
Against 		31,246
Abstain 		20,233
Broker Non-Votes        3,218,950

Approve a proposed plan of reorganization pursuant to which MTB Small Cap Growth Fund ("MTB Small Cap Growth Fund"), would acquire all of the assets of ("MTB Small Cap Stock Fund"), in exchange solely for shares of each class of Small Cap Growth Fund, to be distributed pro rata by Small Cap Stock Fund to shareholders, in complete termination and liquidation of Small Cap Stock Fund.

			Shares Voted
For 	  		6,487,577
Against                 714,550
Abstain 	  	3,684
Broker Non-Votes        4,958,906